As filed with the Securities and Exchange Commission on September 5, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLUCOTRACK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0668934
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

301 Rte. 17 North, Ste. 800 Rutherford, NJ	07070
(Address of Principal Executive Offices)	(Zip Code)

Glucotrack, Inc. 2024 Equity Incentive Plan

(Full Title of the Plan)

Paul Goode

Chief Executive Officer

Glucotrack, Inc.

301 Rte. 17 North, Ste. 800,

Rutherford, NJ 07070

(Name and Address of Agent for Service)

(201) 842-7715

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Glucotrack, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register 124,555 additional shares of the Registrant’s common stock for issuance under the Glucotrack, Inc. 2024 Equity Incentive Plan (the “Plan”), pursuant to an amendment of the Plan increasing the maximum aggregate number of shares that may be issued under the Plan to 125,000, effective as of May 22, 2025 (as reduced in connection with the Registrant’s one-for-sixty (1:60) reverse stock split, effective June 13, 2025). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on August 19, 2024 (File No. 333-281627), which registered 535,127 shares (which was subsequently reduced to 26,757 shares, in connection with the Registrant’s one-for-twenty (1:20) reverse stock split, effective February 3, 2025, and further reduced to 445 shares in connection with the Registrant’s one-for-sixty (1:60) reverse stock split, effective June 13, 2025). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated herein by reference:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025;

●	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 filed with the SEC on May 14, 2025 and August 14, 2025, respectively;

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 13, 2025, (as amended on January 14, 2025), January 29, 2025, February 4, 2025, February 5, 2025, March 13, 2025, March 31, 2025, April 4, 2025, May 14, 2025, May 23, 2025, June 16, 2025, and July 24, 2025 (as amended on July 25, 2025); and

●	The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A, as filed with the SEC on December 8, 2021, including any amendments or reports filed with the SEC for the purpose of updating such description.

All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Certificate of Incorporation of Integrity Applications, Inc. (incorporated herein by reference to Exhibit 3.1 to our Registration Statement on Form S-1 filed with the SEC on August 22, 2011)

4.2	Certificate of Amendment to Certificate of Incorporation of Integrity Applications, Inc. (incorporated herein by reference to Exhibit 3.2 to our Registration Statement on Form S-1 filed with the SEC on August 22, 2011)

4.3	Bylaws of Integrity Applications, Inc. (incorporated herein by reference to Exhibit 3.3 to our Registration Statement on Form S-1 filed with the SEC on August 22, 2011)

4.4	Certificate of Amendment to Certificate of Incorporation of Integrity Applications, Inc. (incorporated herein by reference to Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on April 23, 2020)

4.5	Amendments to The Company’s Certificate of Incorporation (incorporated herein by reference to Exhibit 3.7 to our Annual Report on Form 10-K, filed with the SEC on March 31, 2022)

4.6	First Amendment to Bylaws dated June 14, 2024 (incorporated herein by reference to Exhibit 3.01 to our Current Report on Form 8-K filed on June 20, 2024)

4.7	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 17, 2024 (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on May 20, 2024)

4.8	Certificate of Amendment of Certificate of Incorporation of Glucotrack, Inc., dated January 3, 2025 (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on January 7, 2025)

4.9	Certificate of Amendment to Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on February 3, 2025 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on February 4, 2025)

4.10	Certificate of Amendment to Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 13, 2025 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on June 16, 2025)

5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP as to the legality of the securities being registered that constitute original issue shares.

23.1*	Consent of Fahn Kanne & Co., an Independent Public Accounting Firm.

23.2*	Consent of Nelson Mullins Riley & Scarborough LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Glucotrack, Inc. 2024 Equity Incentive Plan (incorporated herein by reference to Appendix A to our DEF 14A filed with the Commission on April 1, 2024)

99.2	Amendment to the Glucotrack, Inc. 2024 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 to our current report on Form 8-K filed on May 23, 2025)

99.3*	Form of Option Award Agreement

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rutherford, State of New Jersey, on September 5, 2025.

GLUCOTRACK, INC.

By:	/s/ Paul Goode
Paul Goode
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Glucotrack, Inc., hereby, severally constitute and appoint Paul Goode as our true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as she/he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or her/his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Goode	Chief Executive Officer and Director	September 5, 2025
Paul Goode	(Principal Executive Officer)

/s/ Peter Wulff	Chief Financial Officer	September 5, 2025
Peter Wulff	(Principal Financial and Accounting Officer)

/s/ Erin Carter	Director	September 5, 2025
Erin Carter

/s/ Luis Malave	Director	September 5, 2025
Luis Malave

/s/ Andrew Balo	Director	September 5, 2025
Andrew Balo

/s/ Victoria Carr-Brendel	Director	September 5, 2025
Victoria Carr-Brendel